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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  April 2, 2001



                          AGILE SOFTWARE CORPORATION
            (Exact name of registrant as specified in its charter)


        Delaware                        000-27071             77-0397905
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer)
incorporation or organization)                               Identification No.)




        One Almaden Boulevard
         San Jose, California                                 95113-2211
  (Address of principal executive offices)                    (Zip Code)



      Registrant's telephone number, including area code:  (408) 975-3900

                                Not applicable.
             ----------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.

     On April 2, 2001, we entered into a written termination agreement with Ariba, Inc. and Silver Merger Corporation (a wholly-owned subsidiary of
Ariba formed for the purpose of effecting the proposed merger) to formally terminate the merger agreement among the parties as well as related agreements to such merger agreement. Pursuant to such termination agreement, the termination will be effected without a termination fee and the parties have agreed to release each other and other interested parties from all rights, obligations, liabilities and claims in connection with the merger agreement and related agreements to the merger agreement.

     The preceding discussion of the termination agreement is qualified by reference to the agreement attached as Exhibit 10.1 to this report and the Joint Press Release issued by the parties in connection with the agreement on April 2, 2001 and attached as Exhibit 99.1 to this report.

Item 7.  Financial Statements and Exhibits.


     (c)  Exhibits.

Exhibit No.       Description
----------        -----------
10.1              Mutual Termination Agreement and Release, dated April 2, 2001, by and among Ariba, Inc., Silver Merger Corporation, and Agile
                  Software Corporation.

99.1 Joint Press Release announcing termination of merger agreement.



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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               Agile Software Corporation



April 3, 2001                                  By: /S/ Thomas P. Shanahan,
                                                  ------------------------------
                                                  Thomas P. Shanahan,
                                                  Executive Vice President and
                                                  Chief Financial Officer

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                                 Exhibit Index


Exhibit No.      Description
----------       -----------
10.1             Mutual Termination Agreement and Release, dated April 2,
                 2001, by and among Ariba, Inc., Silver Merger Corporation, and Agile Software Corporation.

99.1             Joint Press Release announcing termination of merger agreement.

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